Exhibit 10.1 Mutual Termination and Release Agreement dated September 15, 1998, by and among the Company, Saba Acquisition, Inc., Omimex Resources, Inc., the Omimex Resources, Inc. stockholders and Ilyas Chaudhary.


                    MUTUAL TERMINATION AND RELEASE AGREEMENT


         This Mutual Termination and Release Agreement (this "Agreement") is made and entered into this 15th day of September, 1998, by and among Saba Petroleum Company, a Delaware corporation ("Saba"), Saba Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of Saba ("Acquisition"), Omimex Resources, Inc., a Delaware corporation ("Omimex"), the holders of all of Omimex's outstanding common stock identified on the signature pages hereto (the "Stockholders") and Mr. Ilyas Chaudhary (the "Saba Major Stockholder").

                                   WITNESSETH:

        WHEREAS, Saba, Acquisition, Omimex, the Stockholders and the Saba Major Stockholder(collectively the "Contract Parties") entered into that certain Agreement and Plan of Reorganization dated as of June 1, 1998 (the "Merger Agreement");

     WHEREAS, pursuant to Section 11. 1 of the Merger Agreement, Saba and Omimex desire to terminate the Merger Agreement;
        WHEREAS, in connection with such termination of the Merger Agreement, each of the Contract Parties desires to be released from, and to release each of the other Contract Parties from, any liability under the Merger Agreement and the Rose Glen Agreement (herein defined as that certain Letter Agreement dated June 1, 1998, by and among Saba, Omimex and RCG International Investors, LDC); and

        WHEREAS, in connection with such termination of the Merger Agreement, pursuant to the terms of Section 1.7 of the Merger Agreement, Saba and Omimex desire to establish the procedures for securing the loan from Omimex to Saba, as evidenced by that certain Promissory Note dated June5, 1998 in the original principal amount of $4,190,000 (respectively, the "Loan" and the "Note").

        NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agreed as follows:

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1. Termination of the Merger Agreement. Effective as of the date of this Agreement, the Merger Agreement and all rights and obligations of the Contract Parties thereunder including those pursuant to Article 12 and Sections 11.3, 11.4 and 13.13 thereof will terminate without liability to any of the Contract Parties, and will be of no further force or effect.

2. Assignment of the Rose Glen Agreement. Effective as of the date of this Agreement, all of Omimex's rights, duties, liabilities and obligations under the Rose Glen Agreement will be assigned to Saba

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3. Amendment to the Note. Saba's obligations to repay and secure the Loan shall continue in accordance with the terms of the Note. Effective as of the date of the Note, the interest rate on the Loan shall be reduced from prime plus 2% to prime.

3.       Security for the Loan.

     a. To secure payment and performance of the Loan, Saba hereby agrees to:

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i. execute, through Sabacol's legal representative in Colombia, but not present for notarial inscription, a Public Deed to transfer to Omimex all right, title and interest of Sabacol, Inc., a Delaware corporation and a wholly owned subsidiary of Saba ("Sabacol"), in and to the Velasquez-Galan Pipeline (the "Pipeline");

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ii provide Sabacol's legal representative in Colombia with an irrevocable letter of authority authorizing the completion of the execution of the Public Deed for the Pipeline before a Colombian notary public; and

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ii enter into a trust agreement with Omimex and a trustee mutually acceptable to Saba and Omimex providing for the Public Deed for the Pipeline and their revocable letter of authority to be held in trust in accordance with the terms of the trust agreement.

     bb. The trust agreement shall provide that, pursuant to the Loan, repayment of$4,151,288 principal plus accrued interest shall be made to Omimex and delivered to the trustee within ninety (90) days of the date of termination, which shall be the date first stated herein. In the event payment in full is delivered within said 90 day period, then the trustee shall immediately deliver to Omimex the payment and to Saba the Public Deed for the Pipeline and the irrevocable letter of authority relatingt hereto for cancellation. In the event payment in full is not delivered within said 90day period, then the trustee shall immediately deliver to Omimex the Public Deed for the Pipeline and the irrevocable letter of authority relating thereto. Thereafter, Omimex shall deliver the Public Deed for the Pipeline and the irrevocable letter of authority to Omimex de Colombia, Ltd., a Delaware corporation and a wholly owned subsidiary of Omimex ("Omimex Colombia"), for completion of the execution of the Public Deed for the Pipeline ---------------- before a Colombian notary public by Sabacol's legal representative. Saba shall cause Sabacol and Sabacol's legal representative to complete execution of the Public Deed for the Pipeline before a Colombian notary public in accordance with the terms of the irrevocable letter of authority.

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c. The Public Deed for the Pipeline, the irrevocable letter of authority authorizing the completion of the execution thereof and the trust agreement relating thereto shall be in form and substance reasonably satisfactory to Saba and Omimex. At any time and from time to time, upon request of the other party, Saba and Omimex shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required in order to consummate the transactions contemplated hereby.

5. Termination of Confidential Agreements. The Confidentiality Agreements dated April 21,1998 between Saba and Omimex and Omimex and Saba shall terminate, except as to any obligations to disclose or return data, upon execution of this Agreement.

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6.       Releases.

a. Subject to the Contract Parties' full and complete compliance with the aforementioned terms of this Agreement, for the purposes and consideration set forth herein, each Contracting Party, for itself and its divisions, affiliates, parents, subsidiaries, stockholders, officers, directors, agents, attorneys, employees, trustees, independent contractors, successors and assigns does hereby expressly, voluntarily, knowingly and irrevocably release, relinquish, acquit and discharge the other Contract Parties and their respective divisions, affiliates, parents, subsidiaries, stockholders, officers, directors, agents, attorneys, employees, trustees, independent contractors, successors and assigns of and from any and all charges, complaints, liabilities, obligations (including those pursuant to
     Article 12 and Sections 11.3, 11.4and 13.13 of the Merger Agreement), promises, agreements, controversies, damages, actions, losses, expenses (including attorneys' fees and costs), claims, rights, demands, causes of action or suits in equity, of any and every kind or character, in contract or tort, whether known or unknown, whether heretofore or hereafter occurring, arising under, or in connection with the negotiation, execution, performance or termination of the Merger Agreement or in connection with the negotiation, execution or performance of the Rose Glen Agreement, including claims for breach of contract, fraud, negligent misrepresentation, omission, fraud in the inducement and deceptive trade practices or for any other loss, expense and/or detriment, of any kind or character whatsoever, growing out of or in any way connected with or in any way resulting from the acts, actions or omissions of the other Contract Parties released herein relating to the Merger Agreement or the Rose Glen Agreement.

a. It is the intent of the Contract Parties that the foregoing general mutual release shall be effective as a bar to all actions, causes of actions, suits in equity, obligations, costs, expenses, attorneys' fees, damages, losses, claims or liabilities, known or unknown, to the extent set forth above, and in furtherance of this intention, the Contract Parties expressly waive any and all rights and benefits conferred upon them by the following provision of ss. 1542 of the California Civil Code:

                           A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which, if known by him, must have materially affected his settlement with the debtor.

                  The Contract Parties, being aware of said code section, hereby expressly waive any rights they may have thereunder, as well as under any other statute or common law principle of similar effect.

7. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties hereto with respect to the subject matter hereof.

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8. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any purported assignment in violation of this Section shall be null and void.

9.       Counterparts.   This   Agreement   may  be  executed  in  one  or  more
         counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

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10. Headlines. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

10. Modification and Waiver. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof, and this Agreement may be modified or amended by a written instrument executed by Saba, Acquisition, Omimex and the Stockholders. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10. Notices. Any notice, request, instruction, document or other communication to be given hereunder by any party hereto to any other party hereto shall be in writing and validly given if (a) delivered personally, (b) sent by telecopy, (c) delivered by overnight express or
         (d) sent by registered or certified mail, postage prepaid, as follows:

         If to Saba or Acquisition, to:                                If to Omimex, to:

                  Saba Petroleum Company                               Omimex Resources, Inc.
                  3201 Skyway Drive                                    5608 Malvey, Penthouse Suite
                  Santa Maria, California 93455                        Ft. Worth, Texas 76107
                  Telecopier: (805) 347-1072                           Telecopier: (817) 735-8033
                  Attention: Ilyas Chaudhary                                    Attention: Naresh K. Vashisht

         with a copy to:                                                        with a copy to:

                Rodney Hill, Esq.                                                       Don Glendenning, Esq,
                2010 Birnam Wood Drive                                          Locke Purnell Rain Harrell
                Montecito, California 93018-2206                                2200 Ross Avenue, Suite 2200
                Telecopier: (805) 565-5893                                      Dallas, Texas 75201-6776
                                                                                        Telecopier:  (214) 740-8800

         or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally, or sent by telecopy or overnight express in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been given to the party to whom it is addressed at the close of business, local time of the recipient, on the third day after the day it is so placed in the mail.

13.      GOVERNING LAW; CHOICE OF FORUM.  THIS AGREEMENT SHALL BE
         CONSTRUED, ENFORCED, AND GOVERNED BY THE INTERNAL LAWS OF THESTATE OF CALIFORNIA (WITHOUT REGARD TO ITS CHOICE OF LAWPRINCIPLES), EXCEPT THAT THE LAWS OF THE STATE OF DELAWARE SHALLAPPLY AS TO MATTERS OF ORGAN IC CORPORATE LAW.

         AS PART OF THE CONSIDERATION FOR VALUE RECEIVED PURSUANT TO THISAGREEMENT, AND REGARDLESS OF THE LOCATION OF ANY PRESENT ORFUTURE DOMICILE OR PRINCIPAL PLACE OF BUSINESS OF THE PARTIES, EACHPARTY HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE EXCLUSIVEJURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN THE SOUTHERNDISTRICT OF
         CALIFORNIA OR THE COUNTY OF SANTA BARBARA IN ANY SUIT,ACTION OR PROCEEDING BROUGHT AGAINST SUCH PARTY BY ANY OTHERPARTY AND PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISINGOUT OF OR RELATED TO THIS AGREEMENT AND AGREES THAT EITHER OFTHE AFORESAID COURTS SHALL BE AN APPROPRIATE FORUM FOR SUCHACTION.

14. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid, orunenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

14. Number and Gender of Words. Whenever the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.











IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.



                             SABA PETROLEUM COMPANY



By: /s/ Ilyas Chaudhary
Ilyas Chaudhary
President


SABA ACQUISITION, INC.



By: /s/ Ilyas Chaudhary
Ilyas Chaudhary
President


SABA PETROLEUM, INC.



By: /s/ Ilyas Chaudhary
Ilyas Chaudhary
President


OMIMEX RESOURCES, INC.



By: /s/ Naresh K. Vashisht
Naresh K. Vashisht
President




STOCKHOLDERS OF OMIMEX
RESOURCES, INC.



/s/ Naresh K. Vashisht
Naresh K. Vashisht



/s/ Jogesh Kumar
Jogesh Kumar



/s/ Romesh Sharma
Romesh Sharma



Neha Vashisht Trust


By: /s/ Jogesh Kumar
Jogesh Kumar
Trustee


Niti Vashisht Trust


By: /s/ Jogesh Kumar
Jogesh Kumar
Trustee


SABA MAJOR STOCKHOLDER



/s/ Ilyas Chaudhary
Ilyas Chaudhary